Exhibit (m) (1) Calculations of Illustrations for Succession Select

Narrative for the Hypothetical Illustration 1

I.	The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $70,136.92

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4:		$56,992.76
+	Annual Premium*	$17,000.00
–	Premium Expense Charge**	$850.00
–	Monthly Deduction***	$1,252.26
–	Mortality & Expense Charge****	$652.15
+	Hypothetical Rate of Return*****	($1,101.43)

=		$70,137	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $50.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$34.30
2	$34.31
3	$34.32
4	$34.33
5	$34.34
6	$34.35
7	$34.36
8	$34.37
9	$34.38
10	$34.39
11	$34.40
12	$34.41
Total	$412.26

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($93.55)
2	($93.24)
3	($92.91)

4	($92.59)
5	($92.26)
6	($91.94)
7	($91.62)
8	($91.30)
9	($90.98)
10	($90.66)
11	($90.34)
12	($90.03)
Total	($1,101.43)

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$70,136.92
–	Year 5 Surrender Charge	$18,694.85

=		$51,442	(rounded to the nearest dollar)

II.	The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $84,169.88

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$66,338.00
+	Annual Premium*	$17,000.00
–	Premium Expense Charge**	$850.00
–	Monthly Deduction***	$1,247.14
–	Mortality & Expense Charge****	$736.35
+	Hypothetical Rate of Return*****	$3,665.36

=		$84,170	(rounded to the nearest dollar	)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $50.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$33.96
2	$33.95
3	$33.95
4	$33.94
5	$33.94
6	$33.93
7	$33.93
8	$33.92
9	$33.91

10	$33.91
11	$33.90
12	$33.90
Total	$407.14

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$302.64
2	$303.14
3	$303.65
4	$304.15
5	$304.67
6	$305.18
7	$305.69
8	$306.21
9	$306.73
10	$307.24
11	$307.77
12	$308.29
Total	$3,665.36

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$84,169.87
–	Year 5 Surrender Charge	$18,694.85

=		$65,475	(rounded to the nearest dollar)

III.	The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $100,619.58

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$76,863.67
+	Annual Premium*	$17,000.00
–	Premium Expense Charge**	$850.00
–	Monthly Deduction***	$1,241.26
–	Mortality & Expense Charge****	$831.16
+	Hypothetical Rate of Return*****	$9,678.33

=		$100,620	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $50.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$33.57
2	$33.54
3	$33.52
4	$33.50
5	$33.47
6	$33.45
7	$33.43
8	$33.40
9	$33.38
10	$33.36
11	$33.33
12	$33.31
Total	$401.26

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$777.83
2	$782.91
3	$788.03

4	$793.20
5	$798.41
6	$803.65
7	$808.93
8	$814.26
9	$819.63
10	$825.03
11	$830.48
12	$835.97
Total	$9,678.33

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$100,619.58
–	Year 5 Surrender Charge	$18,694.85

=		$81,925	(rounded to the nearest dollar)

Narrative for the Hypothetical Illustration 2

I.	The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $68,388.88

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4:		$55,703.59
+	Annual Premium*	$17,000.00
–	Premium Expense Charge**	$850.00
–	Monthly Deduction***	$1,748.86
–	Mortality & Expense Charge****	$638.13
+	Hypothetical Rate of Return*****	($1,077.72)

=		$68,389	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $70.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$55.64
2	$55.66
3	$55.68
4	$55.70
5	$55.71

6	$55.73
7	$55.75
8	$55.76
9	$55.78
10	$55.80
11	$55.82
12	$55.83
Total	$668.86

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($91.85)
2	($91.47)
3	($91.11)
4	($90.74)
5	($90.37)
6	($90.00)
7	($89.62)
8	($89.25)
9	($88.88)
10	($88.51)
11	($88.15)
12	($87.78)
Total	($1,077.72)

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$68,388.88
–	Year 5 Surrender Charge	$18,694.85

=		$49,694	(rounded to the nearest dollar)

II.	The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $82,177.93

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$64,900.60
+	Annual Premium*	$17,000.00
–	Premium Expense Charge**	$850.00
–	Monthly Deduction***	$1,740.70
–	Mortality & Expense Charge****	$721.03
+	Hypothetical Rate of Return*****	$3,589.07

=		$82,178	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $70.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$55.09
2	$55.08
3	$55.08
4	$55.07
5	$55.07
6	$55.06
7	$55.06
8	$55.05
9	$55.04
10	$55.04
11	$55.03
12	$55.03
Total	$660.70

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$297.21
2	$297.54
3	$297.88
4	$298.22
5	$298.57
6	$298.91
7	$299.26
8	$299.60
9	$299.95
10	$300.30
11	$300.65
12	$301.00
Total	$3,589.07

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$82,177.94
–	Year 5 Surrender Charge	$18,694.85

=		$63,483	(rounded to the nearest dollar)

III.	The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,000,000 or 134% x $98,351.50

= $1,000,000

Policy Value:

Year 5 Policy Value =

Policy Value at the end of year 4		$75,264.00
+	Annual Premium*	$17,000.00
–	Premium Expense Charge**	$850.00
–	Monthly Deduction***	$1,731.35
–	Mortality & Expense Charge****	$814.40
+	Hypothetical Rate of Return*****	$9,483.24

=		$98,351	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $70.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$54.47
2	$54.43
3	$54.40
4	$54.37

5	$54.33
6	$54.30
7	$54.26
8	$54.23
9	$54.19
10	$54.16
11	$54.12
12	$54.09
Total	$651.35

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$764.09
2	$768.73
3	$773.41
4	$778.11
5	$782.86
6	$787.64
7	$792.47
8	$797.32
9	$802.21
10	$807.15
11	$812.12
12	$817.12
Total	$9,483.24

Cash Surrender Value:

Year 5 Cash Surrender Value =

	Year 5 Policy Value	$98,351.49
–	Year 5 Surrender Charge	$18,694.85

=		$79,657	(rounded to the nearest dollar)